Exhibit (a)(3)

SMITH BARNEY MULTIPLE DISCIPLINE TRUST

Certificate of Amendment

The undersigned, being the Assistant Secretary of Smith Barney Multiple Discipline Trust (the “Trust”), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust’s Master Trust Agreement is currently in effect (the “Trust Document”), the Trust Document has been amended by at least a majority of the Trustees of the Trust, as set forth in Exhibit A attached to this Certificate, as of the date specified therein.

IN WITNESS WHEREOF, the undersigned has set his hand as of the 20th day of April 2006.

By:	/s/ Thomas C. Mandia
Thomas C. Mandia
Assistant Secretary

Exhibit A

SMITH BARNEY MULTIPLE DISCIPLINE TRUST

Amendment No. 2 to

Master Trust Agreement

The undersigned, constituting a majority of the Trustees of Smith Barney Multiple Discipline Trust (the “Trust”), a Massachusetts business trust, acting pursuant to the Trust’s Master Trust Agreement, as currently in effect (together with any amendments thereto and designations thereunder, the “Trust Document”), do hereby certify that, in accordance with the provisions of the Trust Document, the following amendments to the Trust Document have been duly adopted by the Trustees of the Trust:

1.	The name of the Trust is hereby changed from “Smith Barney Multiple Discipline Trust” to “Legg Mason Partners Variable Portfolios IV,” and all references to the name of the Trust in the Trust Document are hereby accordingly amended.

2.	The name of each Sub-Trust of the Trust listed below is hereby changed as set forth below, and all references to such Sub-Trust in the Trust Document are hereby amended accordingly:

Current Sub-Trust Name	New Sub-Trust Name
Multiple Discipline Portfolio — All Cap Growth & Value	Legg Mason Partners Variable Multiple Discipline Portfolio — All Cap Growth and Value

Multiple Discipline Portfolio — Balanced All Cap Growth & Value	Legg Mason Partners Variable Multiple Discipline Portfolio — Balanced All Cap Growth and Value

Multiple Discipline Portfolio — Global All Cap Growth & Value	Legg Mason Partners Variable Multiple Discipline Portfolio — Global All Cap Growth and Value

Multiple Discipline Portfolio — Large Cap Growth & Value	Legg Mason Partners Variable Multiple Discipline Portfolio — Large Cap Growth and Value

This Amendment shall become effective on May 1, 2006 at 9:00 a.m. EDT.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed by this Amendment as of the 20th day of April 2006.

/s/ Walter E. Auch	/s/ H. John Ellis
Walter E. Auch, As Trustee	H. John Ellis, as Trustee
and not individually	and not individually

/s/ R. Jay Gerken	/s/ Armon E. Kamesar
R. Jay Gerken, As Trustee	Armon E. Kamesar, as Trustee
and not individually	and not individually

/s/ Stephen E. Kaufman	/s/ John J. Murphy
Stephen E. Kaufman, As Trustee	John J. Murphy, as Trustee
and not individually	and not individually